EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated January 25, 1999 with respect to the financial statements of Sundstrand Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, incorporated by reference in the Current Report (Form 8-K) of United Technologies Corporation.

                                          /s/ ERNST & YOUNG LLP

Chicago, Illinois
June 17, 1999